Exhibit 10.14

                    GENERAL RELEASE AND SETTLEMENT AGREEMENT

     THIS GENERAL RELEASE AND SETTLEMENT AGREEMENT (the "Release") is made and entered into this the day of August 2004 by and between Wayne B. Daley and
                        ---
Michael J. Skopos (collectively, "Creditor" or "Purchaser") and Cascade Mountain Mining Company, Inc., a Nevada corporation (the "Company").

                                    RECITALS

     WHEREAS, Creditor has provided services, loans and advances to the Company, and the Company is in debt to Creditor.

     WHEREAS, the Company is currently unable to pay Creditor, and is willing to sell to each Creditor shares of the Company, and transfer all assets of the Company, in satisfaction of all obligations of the Company to such Creditor; and

     WHEREAS, Creditor and the Company now desire to execute this Release to settle all accounts and disputes as provided herein to avoid the expense and delay of litigation.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereby agree as follows:

          1.   Release

Each Creditor, for itself and its respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, parents, partners, predecessors, representatives, servants, successors, transferees, and all persons acting by, through, under or in concert with any of them, hereby releases and discharges (i) the Company and its past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, employers, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients, customers, and each of them, and all persons acting by, through, under or in concert with any of them, of and from any and all actions, causes of action (including causes of action for tortuous conduct, fraud, fraudulent inducement or otherwise), claims, costs, damages, debts, demands, expenses, liabilities, losses and obligations of every nature, character and description, known or unknown, suspected or unsuspected, actual or contingent, which the releasing party now owns or holds, or has at any time heretofore owned or held, or may at any time hereafter own or hold, by reason of any matter, cause or thing whatsoever incurred, done, omitted or suffered to be done arising out of, or which may hereafter be claimed to arise out of, related to or in any way directly or indirectly connected with any events, facts, circumstances or conditions that exist or existed on or prior to the date hereof (all such released or discharged items, collectively, the "Released Claims"). It is specifically agreed that the Released Claims includes all loans and advances made by the Creditor to the Company, including without limitation the current balance of those certain loans and advances referred to in the Company's Form 10-QSB for the period ended March 31, 2004, and listed in the balance sheet contained therein as "Notes Payable $200,000" and "Payable to stockholder $201,930," and all options, warrants and other rights to acquire any securities of the Company held by the Creditor.

     2.   Other  Transactions.

          (a) The Company hereby agrees to issue 85,000,000 shares of the Company's common stock to Wayne B. Daley, and 7,510,584 shares of the Company's common stock to Michael J. Skopos. For purposes of this Agreement, it is acknowledged and agreed that the value of such shares is $0.0035 per share.
          (b) Each Creditor jointly and severally agrees to pay all accrued liabilities of the Company, and any other liabilities of the Company, in full on or prior to July 15, 2004, other than a $9,000 liability to David Loev, Esq.
          (c) Wayne B. Daley and Michael J. Skopos each shall resign as an officer and director of the Company on the date hereof.
          (d) The Company shall transfer to Wayne B. Daley 100% of the issued and outstanding common stock of the Company's wholly owned subsidiary, Cascade Mountain Mining Corp., a Nevada corporation (the "Subsidiary") upon the date the Company acquires a private operating company, or within 180 days after the date hereof, whichever is earlier. Wayne B. Daley shall indemnify the Company and hold the Company harmless from any and all liabilities, damages, expenses or losses suffered by the Company after the date hereof arising from or related to any liability of the Subsidiary. It is acknowledged and agreed that the value of these shares is $1,000.

          3.   Representations  and  Covenants

               (a) Each of the Parties acknowledges that there is a risk that subsequent to the execution of this Agreement, one or more Parties will incur or suffer loss, damages or injuries which are in some way caused by or related to the Released Claims, but which are unknown and unanticipated at the time this Agreement is signed. All parties do hereby assume the above-mentioned risk and understand that this Agreement SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED RESULTS OF THE TRANSACTIONS AND OCCURRENCES DESCRIBED ABOVE, AS WELL AS THOSE KNOWN AND ANTICIPATED, each of the Parties acknowledges in executing the releases (the "Releases") contained in this Agreement, that each does so with full knowledge of any and all rights and benefits that each might otherwise have had under California Civil Code Section 1542, and each, upon the advice of counsel, hereby waives and relinquishes any and all such rights and benefits. Each of the Parties acknowledges and agrees that this waiver is an essential and material term hereof, without which this Agreement (including, without limitation, the Releases) would not have been entered into. Section 1542 reads as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

Each  of  the  Parties  certifies  that  it has read the foregoing recitation of
Section 1542 and understands the meaning of such section and such fact is indicated by the signing of such Party's initials hereto:

               -------------------            -------------------
               Company's                      Creditor's
               Initials                       Initials

Each of the Parties further acknowledges that each may hereafter discover facts different from or in addition to those known or believed to be true with respect to the Released Claims. Each of the Parties agrees that the Releases shall be and shall remain effective in all respects, notwithstanding any such different or additional facts, or any facts which are intentionally concealed from either party by the other. In this regard, and without limitation, each of the Parties declares that it realizes that it may have damages it presently knows nothing about and that, as to them, they have been released pursuant to the Releases. Each of the Parties further declares that it understands that the parties being released would not have agreed to compromise their respective claims if the Releases did not cover damages and their results which may not yet have manifested themselves or which may be unknown or not anticipated at the present time.

               (b) The Releases shall not be deemed an admission by any of the Parties of any sort. No right shall inure to any third party (other than third parties described in subparagraphs (a) or (b) above) from the obligations, representations and agreements made or reflected herein.

               (c) Each of the Parties represents and warrants that it alone is the owner of the Released Claims, that it has not heretofore assigned or transferred, nor purported to assign or transfer to any third party, and is not aware of any third party, who might assert some interest in any of the Released Claims. Each Party further agrees to indemnify, defend and hold harmless the other from all liability, claims, demands, damages, costs, expenses and attorneys' fees incurred by the other Party as a result of any third party asserting any such assignment or transfer of any such interest, right or claim.

               (d) Each of the Parties represents and warrants that none of the Released Claims is subject to any purported or actual lien, security interest, encumbrance or other contractual right of any third party. Each Party further agrees to indemnify, defend and hold harmless the other from all liability, claims, demands, damages, costs, expenses and attorneys' fees incurred by the other Party as a result of any third party asserting the existence of any of the foregoing.

               (e) Each of the Parties acknowledges that it has read this Agreement, has been, or has had the opportunity to be, represented by independent counsel of their own choice in connection with the circumstances leading up to the execution of the Releases, understands the terms, conditions and consequences of the Releases, and is freely and voluntarily entering into the Releases.

          4. Each Creditor (referred to in this Section as a "Purchaser"), in connection with its purchase of the common stock of the Company described in
Section 2(a) above, and in connection with the purchase of all of the outstanding capital stock of the Company's wholly-owned subsidiary, as described in Section 2(d) above, hereby represents to the Company that:

               (a) Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating and understanding, and has evaluated and understood, the merits and risks of an investment in the Company and the acquisition of securities of the Company, and Purchaser has been given the opportunity to (i) obtain information and to examine all documents relating to the Company and the Company's business, to (ii) ask questions of, and to receive answers from, the Company concerning the Company, the Company's business and the terms and conditions of an investment in the Company, and to (iii) obtain any additional information, to the extent the Company possesses such information or could acquire such information without unreasonable effort or expense, necessary to verify the accuracy of any information previously furnished. All such questions have been answered to Purchaser's full satisfaction, and all information and documents, records and books pertaining to an investment in the Company which Purchaser has requested have been made available to Purchaser. Each Purchaser is an officer and director of the Company.

               (b) Purchaser is able to bear the substantial economic risks of Purchaser's investment in the Company and the purchase of securities of the Company in that, among other factors, Purchaser can afford to hold securities of the Company for an indefinite period and can afford a complete loss of Purchaser's investment in the Company.

               (c) No material adverse change in Purchaser's financial condition has taken place during the past twelve (12) months, and Purchaser will have sufficient liquidity with respect to Purchaser's net worth for an adequate period of time to provide for Purchaser's needs and contingencies.

               (d) Purchaser is relying solely on Purchaser's own decision or the advice of Purchaser's own adviser(s) with respect to an investment in the Company and the acquisition of securities of the Company, and has neither received nor relied on any communication from the Company, the Company's officers (in their capacity as such) or the Company's agents regarding any legal, investment or tax advice relating to an investment in the Company and the acquisition of securities of the Company.

               (e) Purchaser recognizes that investments in the Company involve substantial risks in that, among other factors: (i) successful operation of the Company depends on factors beyond the control of the Company; (ii) an investment in the Company is a speculative investment and involves a high degree of risk of loss; (iii) the Company is engaged in an industry which is highly competitive and subject to substantial risks relating to rapid technological change, fierce competition, uncertain markets and an uncertain customer base; (iv) retention of key employees is critical to the Company's business; (v) the Company has a limited amount of working capital available to it; and (vi) there will be no public market for securities of the Company acquired by Purchaser hereunder and, accordingly, it may not be possible to liquidate an investment in the Company in case of immediate need of funds or any other emergency, if at all. Each Purchaser has taken full cognizance of, and understands, such risks and has obtained sufficient information to evaluate the merits and risks of an investment in the Company and the acquisition of securities of the Company.

               (f) Purchaser confirms that none of the Company's officers nor any of the Company's agents have made any warranties concerning an investment in the Company, including, without limitation, any warranties concerning anticipated financial results, or the likelihood of success of the operations, of the Company.

               (g) Securities of the Company are acquired by Purchaser for Purchaser's own account, for investment and not with a view to, or in connection with, any public offering or distribution of the same and without any present intention to sell the same at any particular event or circumstances. Purchaser has no agreement or other arrangement with any person to sell, transfer or pledge any part of securities of the Company which would guarantee Purchaser any profit or provide any guarantee to Purchaser against any loss with respect to securities of the Company.

               (h) Purchaser understands that no federal, state or other governmental agency of the United States or any other territory or nation has passed on or made any recommendation or endorsement of an investment in securities of the Company.

               (i) Purchaser understands that securities of the Company have not been registered under the United States Securities Act of 1933, as amended (the "Act") or applicable state or other securities laws, and securities of the Company are offered and sold under an exemption from registration provided by such laws and the rules and regulations thereunder; further, Purchaser understands that the Company is under no obligation to register securities of the Company or to comply with any applicable exemption under any applicable securities laws with respect to securities of the Company. Purchaser must bear the economic risks of an investment in the Company for an indefinite period of time because it is not anticipated that there will be any market for securities of the Company and because securities of the Company cannot be resold unless subsequently registered under applicable securities laws or unless an exemption from such registration is available. Purchaser also understands that the exemption provided by Rule 144 under the Act may not be available because of the conditions and limitations of such Rule, and that in the absence of the availability of such Rule, any disposition by Purchaser of any portion of securities of the Company may require compliance with some other exemption under the Act.

               (j) Purchaser has been informed that legends referring to the restrictions indicated herein are placed on the certificate(s) evidencing securities of the Company held by Purchaser.

               (k) Purchaser agrees that the foregoing representations and warranties will survive the sale of securities of the Company to Purchaser, as well as any investigation made by any party relying on same.

               (l) Purchaser is an "accredited investor" as such term is defined in Regulation D promulgated under the Act.

          5. By execution of this Release, each releasing party represents and warrants to the released party that no Claim that he, she or it has, had, might have or might have had in the past against any person or entity released hereby, has previously been conveyed, assigned, or in any manner transferred, in whole or in part, to any third party. Each releasing party expressly represents and warrants to the other that he, she or it has full authority to enter into this Release and to release any and all Claims he, she or it now has, had, might have or might have had in the past against each person or entity released hereby.

          6. It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitations and that the agreements herein contained are to compromise doubtful and disputed Claims, avoid litigation, and buy peace and that no releases or other consideration given shall be construed as an admission of liability, all liability being expressly denied by each released party hereto.

          7. CONFIDENTIAL AGREEMENT. Creditor hereto agrees to hold all provisions of this Agreement, as well as any information pertaining to any released party, strictly confidential, and shall not disclose the terms hereof to any third party, except as required by applicable law or legal process.

          8. It is further understood and agreed that this Agreement contains the entire agreement between the parties and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, representations, warranties, promises, or inducements contrary to the terms of this Agreement or otherwise not contained in this Agreement exist. This Agreement cannot be changed or terminated except in writing signed by all parties hereto. The rights, duties and obligations of the Parties under this Agreement shall operate independently of any other relationship, contractual or otherwise, between the Parties.

          9. This Agreement shall be construed in all respects in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within California. Any dispute which relates to the subject matter hereof, or arises herefrom, shall be resolved in Los Angeles, California.

               Creditor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the Company or any other party released hereunder based upon any matter purported to be released hereby.

          10. By execution of this Agreement, each Releasor warrants and represents that he understands that this is a full, final, and complete settlement with each party released hereby of all known and unknown Claims. The Releases are not conditioned upon the occurrence or nonoccurrence of any event or the granting of any consent or approval or related to or dependent upon any other event or any agreement or business transaction between the Parties.

          11. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, representatives, assigns, affiliates, agents, shareholders, directors, employees and attorneys, past and present, and each of them.

          12. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. This Agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of California. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. The parties agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the State of California, city of Los Angeles. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorneys' fees, court costs and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

          13. This Agreement may be signed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute one and the same agreement. If this Agreement is executed in counterparts, then each Party shall execute sufficient counterpart signature pages for each Party, ultimately, to be provided with an originally executed counterpart signature page from each Party.

          14. Each gender shall include the other genders whenever the context may require in this Agreement.

     IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the dates set forth beneath the undersigned's respective signatures below.

Cascade  Mountain  Mining  Company,  Inc.             Wayne  B.  Daley
   a  Nevada  corporation

By: /s/  Wayne  B. Daley                              /s/ Wayne B. Daley
  ----------------------                              -------------------
  Name:     Wayne  B.  Daley                          Wayne  B.  Daley
  Title:  President

                                                      Michael  J.  Skopos

                                                      /s/  Michael  J.  Skopos
                                                      ------------------------
                                                      Michael  J.  Skopos